Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 14, 2011 on the financial statements of Ballroom Dance Fitness, Inc., a Florida corporation (the "Company"), in the Company's Registration Statement on Form S-1 Amendment No. 10 filed with the Securities Exchange Commission on December 21, 2011 (the "Registration Statement").

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Malcolm Pollard CPA, P.C.
Malcolm Pollard CPA, P.C.
4845 W. Lake Road, #119
Erie, PA  16505

Dated: December 21, 2011